                           EXCHANGE AGENCY AGREEMENT



         This Exchange Agency Agreement (this "Agreement") is entered into as of August 4, 1998, between IBJ Schroder Bank & Trust Company, a New York banking corporation, as Exchange Agent (the "Agent"), and Thermadyne Holdings Corporation, a Delaware corporation (the "Company").



         The Company proposes to exchange $1,000 principal amount of the Company's 12 1/2% Senior Discount Debentures due 2008 (the "Exchange Debentures") in exchange (the "Exchange Offer") for an equal aggregate principal amount of the Company's outstanding 12 1/2% Senior Discount Debentures due 2008 (the "Old Debentures") to the holders thereof (the "Holders"), pursuant to the Prospectus dated as of August 4, 1998 (the "Prospectus") and the accompanying Letter of Transmittal. The Exchange Offer will terminate at 5:00 p.m. New York City time on September 3, 1998, unless extended by the Company in its sole discretion (the "Expiration Date"). The New Debentures are to be issued by the Company pursuant to the terms of an Indenture dated as of May 22, 1998 (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").


         Subject to the provisions hereof, the Company hereby appoints and the Agent hereby accepts the appointment as Agent for the purposes of receiving, accepting for delivery and otherwise acting upon tenders of the Old Debentures in accordance with the form of Letter of Transmittal attached hereto (the "LT") and with the terms and conditions set forth herein and under the caption "The Exchange Offer" in the Prospectus.

         1. The Agent has received the following documents in connection with its appointment:

                 (a)      the LT;
                 (b)      a form of Notice of Guaranteed Delivery; and
                 (c)      the Prospectus.

         2.      The Agent is authorized and hereby agrees to act as follows:

                 (a) to address, and deliver by hand or next day courier, a complete set of the exchange offer documents including, but not limited to, the Prospectus, the LT, the Notice of Guaranteed Delivery and a self-addressed envelope prepared by the Agent, to each person who, prior to the Expiration Date, becomes a registered holder of Old Debentures promptly after such person becomes a registered holder of Old Debentures;

                 (b) to receive all tenders of Old Debentures made pursuant to the Exchange Offer and stamp the LT with the day, month and approximate time of receipt;

                 (c) to examine each LT and Old Debenture received to determine that all requirements necessary to constitute a valid tender have been met. The Agent shall be entitled to rely on the electronic messages sent by the Depository Trust Company ("DTC") in accordance with DTC's Automated Tender Offer Program to the Agent's account at DTC from the DTC participants listed on the DTC position listing provided to the Agent;

                 (d) to take such actions necessary and appropriate to correct any irregularity or deficiency associated with any tender not in proper order;

                 (e) to follow instructions give by Randall E. Curran, James H. Tate and Stephanie N. Josephson, each an officer of the Company, or such other person or persons as may be designated by the Company in writing, with respect to the waiver of any irregularities or deficiencies associated with any tender;

                 (f) to hold all valid tenders subject to further instructions from Randall E. Curran, James H. Tate or Stephanie N. Josephson, each an officer of the Company;

                 (g) to render a written report to the Company and Weil, Gotshal & Manges LLP, in the form of Exhibit A attached hereto, on each business day during the Exchange Offer and promptly confirm, by telephone, the information contained therein to Stephanie N. Josephson at the Company at (314) 746-2139 and Michael S. Colvin at Weil, Gotshal & Manges LLP at
                          (214) 746-7790.

                 (h) to follow and act upon any written amendments, modifications or supplements to these instructions, any of which may be given to the Agent by Randall E. Curran, James H. Tate or Stephanie N. Josephson, each an officer of the Company, or such other person or persons as they shall designate in writing;

                 (i) to return to the presenters, in accordance with the provisions of the LT, any Old Debentures that were not received in proper order and as to which the irregularities or deficiencies were not cured or waived;

                 (j) in the event the Exchange Offer is consummated, to deliver authenticated Exchange Debentures to tendering Holders, in accordance with the instructions of such Holders specified in the respective LT's, as soon as practicable after receipt thereof;

                 (k) to determine that all endorsements, guarantees, signatures, authorities, stock transfer taxes (if any) and such other requirements are fulfilled in connection with any request for issuance of the Exchange Debentures in a name other than that of the registered owner of the Old Debentures;

                 (l) to deliver to, or upon the order of, the Company all Old Debentures received under the Exchange Offer, together with any related assignment forms and other documents; and

                 (m) subject to other terms and conditions set forth in this Agreement to take all other actions reasonable and necessary in the good faith judgment of the Agent, to effect the foregoing matters.

         3.      The Agent shall:

                 (a) have no duties or obligations other than those specifically set forth herein;

                 (b) not be required to refer to any documents for the performance of its obligations hereunder other than this Agreement, the LT and the documents required to be submitted with the LT; other than such documents, the Agent will not be responsible or liable for any terms, directions or information in the Prospectus or any other document or agreement unless the Agent specifically agrees thereto in writing;

                 (c) not be required to act on the directions of any person, including the persons named above, unless the Company provides a corporate resolution to the Agent or other evidence satisfactory to the Agent of the authority of such person;

                 (d) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of (i) the Exchange Offer, (ii) any certificates, LT's or documents prepared by the Company in connection with the Exchange Offer or (iii) any signatures or endorsements, other than its own;

                 (e) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity by the Company;

                 (f) be able to rely on and shall be protected in acting on the written or oral instructions with respect to any matter relating to its actions as Agent specifically covered by this Agreement, of any officer of the Company authorized to give instructions under paragraphs 2(e) or 2(h) above;

                 (g) be able to rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or any other document or security delivered to it and believed by it reasonably and in good faith to be genuine and to have been signed by the proper party or parties;

                 (h) not be responsible for or liable in any respect on account of the identity, authority or rights of any person executing or delivering or purporting to execute or deliver any document or property under this Agreement and shall have no responsibility with respect to the use or application of any property delivered by it pursuant to the provisions hereof;

                 (i) be able to consult with counsel satisfactory to it (including counsel for the Company or staff counsel of the Agent) and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with advice or opinion of such counsel;

                 (j) not be called on at any time to advise, and shall not advise, any person delivering an LT pursuant to the Exchange Offer as to the value of the consideration to be received;

                 (k) not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith;

                 (l) not be bound by any notice or demand, or any waiver or modification of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Agent signed by the proper authority or authorities and, if the Agent's duties or rights are affected, unless the Agent shall give its prior written consent thereto;

                 (m) have no duty to enforce any obligation of any person to make delivery, or to direct or cause any delivery to be made, or to enforce any obligation of any person to perform any other act; and

                 (n) have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred without incurring liability for any action taken or omitted, or any action suffered by the Agent to be taken or omitted, in good faith or in the exercise of the Agent's best judgment, in reliance upon such assumption.

         4. The Agent shall be entitled to compensation as set forth in Exhibit B attached hereto.

         5. The Company covenants and agrees to reimburse the Agent for, indemnify it against, and hold it harmless from any and all reasonable costs and expenses (including reasonable fees and expenses of counsel and allocated cost of staff counsel) that may be paid or incurred or suffered by it or to which it may become subject without gross negligence, willful misconduct or bad faith on its part by reason of or as a result of its compliance with the instructions set forth herein or with any additional or supplemental written or oral instructions delivered to it pursuant hereto, or which may arise out of or in connection with the administration and performance of its duties under this Agreement. The Company agrees to promptly notify the Agent of any extension of the Expiration Date.

         6. This Agreement shall be construed and enforced in accordance with the laws of the State of New York and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties thereto. The parties agree to submit to the exclusive jurisdiction of the federal or state courts located in the State of New York, New York County.

         7. Unless otherwise expressly provided herein, all notices, requests, demands and other communications hereunder shall be in writing, shall be delivered by hand, facsimile or by first class mail, postage prepaid, shall be deemed given when received and shall be addressed to the Agent and the Company at the respective addresses listed below or to such other addresses as they shall designate from time to time in writing, forwarded in like manner.

           If to the Agent, to:      IBJ Schroder Bank & Trust Company
                                     One State Street
                                     New York, NY  10004
                                     Attention:  Reorganization Operations Dept.
                                     Telephone: (212) 858-2103
                                     Facsimile:  (212) 858-2611





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





           with copies to:          IBJ Schroder Bank & Trust Company
                                    One State Street
                                    New York, NY  10004
                                    Attention:  Corporate Finance Trust Services
                                    Telephone: (212) 858-2176
                                    Facsimile:  (212) 858-2952

           To the Company:          Thermadyne Holdings Corporation
                                    101 South Hanley Road, Suite 300
                                    St. Louis, Missouri 63105
                                    Attention:  Stephanie N. Josephson
                                    Telephone: (314) 746-2139
                                    Facsimile:  (314) 746-2327

          with copies to:           Weil, Gotshal & Manges LLP
                                    100 Crescent Court, Suite 1300
                                    Dallas, Texas  75201-6950
                                    Attention:  R. Scott Cohen
                                    Telephone: (214) 746-7738
                                    Facsimile:  (214) 746-7777





            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]





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





                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first written above.

                                         IBJ SCHRODER BANK & TRUST COMPANY



                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------



                                         THERMADYNE HOLDINGS CORPORATION



                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------





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





                                   EXHIBIT A

                                 SAMPLE REPORT

                                                                             Date:
                                                                                  ---------------------------------------
                                                                             Report Number:
                                                                                           ------------------------------
                                                                             As of Date:
                                                                                        ---------------------------------


Ladies & Gentlemen:

As Exchange Agent for the Exchange Offer dated ____________, 1998, we hereby render the following report:

Principal Amount previously received:
                                                                    -----------------------------------------------------

Principal Amount received today:
                                                                    -----------------------------------------------------

Principal Amount received against Guaranteed Deliveries:
                                                                    -----------------------------------------------------

Principal Amount withdrawn today:
                                                                    -----------------------------------------------------

TOTAL PRINCIPAL AMOUNT RECEIVED TO DATE:
                                                            -------------------------------------------------------------

RECAP OF PRINCIPAL AMOUNT REPRESENTED BY GUARANTEES

Guarantees previously outstanding:
                                                                    -----------------------------------------------------

Guarantees received today:
                                                                    -----------------------------------------------------

Guarantees settled today:
                                                                    -----------------------------------------------------

Guarantees withdrawn today:
                                                                    -----------------------------------------------------

Guarantees outstanding:
                                                                    -----------------------------------------------------

TOTAL PRINCIPAL AMOUNT AND GUARANTEES OUTSTANDING:
                                                                    =====================================================


                                                                    Very truly yours,




                                                                    Reorganization Operations Dept.





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





                                   EXHIBIT B

                           AGENT'S FEES AND EXPENSES





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